EXHIBIT 10.1

                       DEFERRED COMPENSATION AGREEMENT

            DEFERRED COMPENSATION AGREEMENT ("Agreement"), dated as of the 26th day of June, 1997, between Pier 1 Services Company, a Delaware business trust (the "Company"), and ________________ ("Employee").

            WHEREAS, Employee is currently employed by the Company;

            WHEREAS, Employee's services will continue to be of substantial value to the Company; and

            WHEREAS, the Company and Employee mutually desire to enter into an agreement providing for the deferral of payment of certain of Employee's compensation for services rendered during any fiscal year of the Company.

            NOW, THEREFORE, it is agreed as follows:

    1. Definitions. The following terms when used in this Agreement shall have the respective meanings set forth below unless their context clearly indicates otherwise:

     A. "Compensation" means the amount of any compensation (including taxable benefits) payable by the Company to, or accruing to the benefit of, Employee for federal income tax purposes, which is "applicable employee remuneration" to Employee under Section 162(m) with respect to any tax year of the Company.

     B. "Deferral Account" means an appropriate bookkeeping account or record maintained by the Company for the sole purpose of measuring and determining the amounts, if any, to be paid to Employee pursuant to this Agreement with respect to Deferred Amounts. The Deferral Account shall not constitute or be treated as an escrow or trust fund of any kind, and Employee shall not be entitled to any amounts from the Deferred Account except as provided in this Agreement.

     C. "Deferral Date" means any date as of which a Deferred Amount of compensation otherwise payable by the Company to, or accruing to the benefit of, Employee shall be deferred pursuant to the terms of this Agreement.

     D. "Deferred Amount" means, either:

        (i) the amount of Compensation (excluding salary and cash reimbursements) which, when combined with all Compensation (excluding salary and cash reimbursements) previously paid to or accrued to the benefit of Employee with respect to such tax year, exceeds the difference of
                    (I) the Section 162(m) Maximum Amount, minus (II) the lesser of (a) the sum of the annual taxable gross salary of Employee plus annual taxable cash reimbursements payable to Employee plus taxable benefits accruable for the benefit of Employee with respect to such tax year and
                    (b) the Section 162(m) Maximum Amount, or

        (ii) if elected by Employee prior to the first day of a Company's tax year, the amount of Compensation which, when combined with all Compensation previously paid to or accrued to the benefit of Employee with respect to such tax year, exceeds the Section 162(m) Maximum Amount.

        With respect to the Company's 1998 fiscal year, Deferred Amount may include only Compensation relating to services rendered by, or accruing to the benefit of, Employee subsequent to June 26, 1997.

     E. "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, and any amendments or successor provision thereto.

     F. "Section 162(m) Maximum Amount" means $1,000,000 (or such other amount of remuneration subsequently specified in Section 162(m).

     2. Compensation Deferrals. If at any time and from time to time a Deferred Amount of compensation shall be payable by the Company to, or accrue to the benefit of, Employee, the Deferred Amount shall, in lieu of being then paid to Employee, be deferred to later payment by the Company to Employee in accordance with the terms of this Agreement. As of each Deferral Date throughout the term of this Agreement, Employee's Deferral Account shall be credited with an amount equal to the Deferred Amount. In the case of the lapsing of restrictions relating to restricted stock which constitute a Deferred Amount, the shares of common stock as to which restrictions lapse shall be credited to Employee's Deferral Account, and all subsequent dividends and other distributions with respect to such shares, whether in cash, securities or other property, shall, in lieu of being distributed to Employee, be credited to Employee's Deferral Account at the time of any such distribution.

     3. Interest Credit. The Deferral Account shall be credited on the payment date provided in Paragraph 4 with interest on Deferred Amounts (consisting of cash) from the respective Deferral Dates to the payment date. The interest rate(s) to determine such interest shall be the same interest rate(s) applicable to the relevant periods of time as shall be applicable to employee contributions under the Company's Benefit Restoration Plan, and if the Benefit Restoration Plan shall cease to be in effect, then at such interest rate(s) as shall be established from time to time by the Compensation Committee of the Board of Directors of the Company. No interest shall be credited to Deferred Amounts consisting of shares of stock or other property, as dividends and other distributions, if any, credited to the Deferred Account with respect to shares of stock or other property shall constitute the only earnings with respect to such non-cash property.

     4. Payment of Amounts Credited to Deferral Amount. The Company shall distribute to Employee or, if applicable, his estate all amounts previously credited to his Deferral Account on the first day of the month following the 90th day after the retirement or death of Employee or other termination of Employee's employment with the Company.

     5. Amounts Due Not to be Funded. The Company's liability to pay deferred compensation pursuant to this Agreement shall constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions hereof. Neither Employee nor any person claiming under Employee shall have any security or other interest in any assets of the Company by virtue of this Agreement. Nothing contained in this Agreement and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind.

     6. No Assignment. The right of Employee or any other person claiming under Employee to payments or other benefits under this Agreement may not be assigned, transferred, pledged, anticipated, commuted or encumbered, nor shall said benefits or payments be subject to seizure for payment of any debts or judgment of Employee or any person claiming through or under Employee or be transferable by operation of law in advance of payment hereunder.

     7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, its successor and assigns and Employee and his heirs, executors, administrators and legal representatives.

     8. Not a Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company to discharge Employee or restrict the right of Employee to terminate his employment.

     9. Nature of Agreement. The benefits herein provided are in addition to, and not in lieu of, any other deferred compensation or retirement arrangement pursuant to which the Company may have made provisions for Employee, and no such arrangement shall affect or be affected by the provisions of this Agreement. Nothing contained in this Agreement shall be construed to alter, abridge or in any manner affect the rights and privileges of Employee to participate in any pension, thrift, profit sharing, stock bonus, annuity or similar plan that the Company may now or hereafter maintain.

     10. Modification of Agreement. This Agreement cannot be amended or modified except by written agreement duly executed by both the Company and Employee.

     11. Termination of Agreement. This Agreement shall automatically terminate, and no further Deferral Amounts shall thereafter be credited to Employee's Deferral Account upon the first to occur of (i) the date Employee's employment with the Company terminates for any reason whatsoever or (ii) unless otherwise mutually agreed between the Company and Employee, the first day of the Company's fiscal year next following the date written notice is delivered by either the Company or Employee to the other, stating that the party delivering the notice has elected to terminate this Agreement; provided, however, that any such termination shall in no way affect the obligation of the Company to pay to Employee the amounts credited to his Deferral Account in accordance with Paragraph 4 or to credit his Deferral Account in accordance with paragraph 3.

     12. Withholding of Tax. Notwithstanding any provision in this Agreement to the contrary, the Company is authorized to withhold from any amounts payable hereunder to Employee any tax required to be withheld by the federal or any state or local government. For purposes of Paragraph 4 hereof, any amounts so withheld shall be deemed to have been paid to Employee.

     13. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   PIER 1 SERVICES COMPANY

                                   By: PIER 1 HOLDINGS, INC.,
                                         Managing Trustee

                                         By ____________________
                                            Name:
                                            Title:


                                   EMPLOYEE:

                                   ___________________________